PARSONS LAW FIRM

2070 SKYLINE TOWER

10900 NE 4TH STREET

BELLEVUE, WASHINGTON 98004

(425) 451-8036 FAX (425) 451-8568

James B. Parsons*                                                                                                                                                 *Also admitted in Oregon and

jparsons@parsonslaw.biz                                                                                                                                                 the Northern Mariana Islands

Robert J. Burnett**                                                                                                                                               **LL.M. in Taxation

rburnett@parsonslaw.biz

October 10, 2003

Board of Directors

Beeston Enterprises, Ltd.

Vancouver, BC Canada

Dear Gentlemen:

In my capacity as counsel for Beeston Enterprises, Ltd. (the "Company"), I have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 4,125,000 shares of common stock as set out and described in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933 (the "Registration Statement"). I have also participated in the preparation and filing of the Registration Statement.

Based upon the foregoing and upon my examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the Company, having regard for the legal considerations which I deem relevant, and based on my review of the relevant provision of the Nevada Constitution, the Nevada Revised Statutes and reported decisions interpreting those provisions and statutes.

(1) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada;

(2) The Company has taken all requisite corporate action and all action required with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;

(3) The maximum of 4,125,000 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to my firm in the Registration Statement.

Yours very truly,

PARSONS LAW FIRM

/s/ James B. Parsons

James B. Parsons